                                                                    Exhibit 21.1

                              MAGINET CORPORATION

                                SUBSIDIARY LIST


Australia - MagiNet Australia Pty Limited
---------

Germany - MagiNet GmbH
-------

Hong Kong - MagiNet (H.K.) Ltd.
---------

Israel - MagiNet Israel, Inc. (a California Corporation)
------

Japan - MagiNet, KK Ltd
-----

Korea - MagiNet (Korea), Ltd.
-----

New Zealand - MagiNet New Zealand Limited
-----------

Singapore - Maginet (Singapore) PTE. LTD.
---------

South Africa - Maginet South Africa, Inc.
------------

Taiwan - MagiNet Taiwan, Inc.
------

Thailand - Pacific Pay Video (Thailand) Co. Ltd.
--------

MagiNet International Corporation (a California Corporation)

Pacific Pay Video Limited (a California Corporation)